ROYCE GLOBAL TRUST, INC.
	Form N-SAR attachment for period ending 6/30/98

Item 77(C)
----------

At the 1998 Annual Meeting of Stockholders held on April 28, 1998, the Fund's stockholders: (i) elected the board of directors, consisting of (a) Charles M. Royce, (b) Richard M. Galkin, (c) William L. Koke, (d) Stephen L. Isaacs and (e) David L. Meister and (ii) ratified the selection of Tait, Weller & Baker as independent accountants.


      Common Stock 	Common Stock 	Common Stock
      and Preferred 	and Preferred 	and Preferred
      Stock Voting 	Stock Voting 	Stock Voting	 Preferred Stock    Preferred Stock    Preferred Stock
      Together As A 	Together As A	Together As A	   Voting As A	      Voting As A 	 Voting As A
      Single Class - 	Single Class -	Single Class -	 Separate Class -   Separate Class -   Separate Class -
        Votes For 	Votes Against	Votes Abstained     Votes For 	     Votes Against	Votes Abstained
      -------------	--------------	---------------	 ----------------    ---------------   ----------------
(i)
   (a)  6,544,999 	     N/A       	249,148   		N/A             N/A       	        N/A
   (b)  6,542,040 	     N/A       	252,108   		N/A        	N/A   			N/A
   (c)  6,542,987 	     N/A       	251,161   		N/A        	N/A       		N/A
   (d)  N/A       	     N/A       	N/A       		765,606    	N/A			4,906
   (e)  N/A       	     N/A       	N/A       		765,606    	N/A			4,906

(ii) 	6,320,159 	     437,654    36,334    		N/A        	N/A       		N/A
